EXHIBIT 10.5

                            STOCK OPTION AGREEMENT
                            ----------------------

     THIS STOCK OPTION AGREEMENT ("Agreement"), is made and entered into as of February 5, 1998, by and between BLUE RIVER BANCSHARES, INC. ("Blue River"), an Indiana corporation, and SHELBY COUNTY BANCORP ("Shelby County"), an Indiana corporation,

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Blue River, Shelby County and Shelby County Savings Bank, FSB ("Bank"), a wholly-owned subsidiary of Shelby County, have entered into an Agreement of Affiliation and Merger ("Merger Agreement") dated of even date herewith contemporaneously with the execution of this Agreement. The Merger Agreement provides for, among other items, the conversion of each issued and outstanding share of common stock of Shelby County at the Effective Time (as defined in the Merger Agreement) into the right to receive a cash amount equal to $58.00 from Blue River; and

     WHEREAS, Blue River has paid to Shelby County the sum of One Hundred Dollars ($100) in consideration for the grant of the Option (as hereinafter defined) by Shelby County to Blue River, which has been granted to further induce Blue River to enter into the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the cash payment referenced therein, the receipt of which is hereby acknowledged, the mutual covenants and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Grant of Option. Shelby County hereby grants to Blue River an irrevocable option (the "Option") to purchase up to such number of shares of common stock of Shelby County, which will, immediately following the exercise of the Option in its entirety, aggregate twenty-four and 80/100 percent (24.80%) of the issued and outstanding shares of common stock of Shelby County ("Option Shares") (such issued and outstanding shares shall for purposes of this Agreement be deemed to include all shares that are issuable pursuant to the exercise of stock options granted to directors and employees of Shelby County or the Bank) at a price per Option Share equal to $49.16 ("Purchase Price"); provided, however, that this Agreement and the Option shall automatically expire and be of no further force or effect (a) on and after the date the Merger Agreement has been terminated pursuant to Section 9 of the Merger Agreement and (b) only so long as neither Shelby County nor SCSB has breached the covenants set forth in Section 6.05 of the Merger Agreement. In the event that Shelby County or SCSB breaches the covenants set forth in
Section 6.05 of the Merger Agreement, then this Agreement and the Option shall automatically expire and be of no further force or effect on and after the date which is one (1) year following the date of termination of the Merger Agreement pursuant to Section 9 thereof.

     Section 2. Exercise of Option. Subject to Sections 1, 3 and 9 hereof, the Option may be exercised by Blue River, in whole or in part, at any time, and from time to time, on or before the later of September 30, 1998 or the date which is one (1) year following the termination of the Merger

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Agreement.  If the Option has not expired pursuant to Section 1 hereof or has not been exercised by the later of September 30, 1998 or the date which is one
(1) year following the termination of the Merger Agreement, then this Agreement and the Option shall automatically terminate on the succeeding day and thereafter be of no further force or effect. In the event Blue River wishes to exercise the Option, Blue River shall deliver a written notice(s) to Shelby County specifying the total number of Option Shares that it will purchase and a place and date not later than sixty (60) days from the date of delivery of such notice for the closing ("Closing") of such purchase; provided, however, that if the approval of any governmental authority required for purchasing the Option Shares shall not have been obtained prior to the Closing, the date of the Closing shall be postponed to a date five (5) business days following receipt of all such required governmental approvals; provided, further, that Blue River, at any time prior to the Closing, may rescind such notice of intent to purchase the Option Shares and shall not thereafter be obligated to purchase any or all of the Option Shares. The Option fee of One Hundred Dollars ($100) paid by Blue River as of the date hereof shall be applied against the purchase price of the Option Shares.

     Section 3. Conditions to Exercise of Option. Blue River may exercise the Option only if any of the following events occurs or has occurred without the prior written consent of Blue River:

     (a) The acquisition, following the date of this Agreement, by any entity, person or group, other than Blue River, of beneficial ownership of twenty percent (20%) or more (in the aggregate) of the shares of Shelby County Common Stock (as defined in the Merger Agreement) (for purposes of this Section 3, the terms "group" and "beneficial ownership" shall have the same meanings ascribed to them in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder), but only if (i) such entity, person or group has publicly announced its opposition to the Merger Agreement or the Merger (as defined in the Merger Agreement) or its intention not to vote the common stock beneficially owned by the entity, person or group in favor of the Merger Agreement or the Merger and has solicited or indicated its intention to solicit proxies or votes against the Merger Agreement or the Merger; (ii) such entity, person or group has proposed, indicated an intention to propose, or entered into an agreement to effect a merger, consolidation, share exchange or other combination with Shelby County or the Bank; or (iii) such entity, person or group has voted against the Merger Agreement or the Merger at the meeting of shareholders of Shelby County at which the Merger Agreement and the Merger are voted upon; or

     (b) The making, following the date of this Agreement, by any entity, person or group, other than Blue River, of a tender or exchange offer for, or any other offer to purchase, an amount equivalent to twenty percent (20%) or more (in the aggregate) of the shares of Shelby County Common Stock; or

     (c) The acceptance by Shelby County or the Bank of any proposal (however conditional or future) of, or the execution by Shelby County or the Bank of any letter of intent, agreement in principle or other agreement (whether binding or non-binding) with, any entity, person or group, other than Blue River, to (i) acquire Shelby County or the Bank by merger, consolidation, share

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exchange, combination, purchase of all or substantially all of Shelby County's or the Bank's assets or capital stock or any other similar transaction, or
(ii) make a tender or exchange offer for any shares of Shelby County Common
Stock.

     Section 4. Payment and Delivery of Certificate(s). Subject to any necessary regulatory approval, at any Closing hereunder (a) Blue River shall pay to Shelby County the aggregate purchase price for the Option Shares so purchased by delivery of a cashier's or certified check or other immediately available funds payable to the order of Shelby County, less the Option fee of One Hundred Dollars ($100), and (b) Shelby County shall promptly thereafter issue the Option Shares in compliance with all applicable laws and regulations and deliver to Blue River a certificate or certificates representing the Option Shares as purchased, free and clear of all liens, claims, pledges, security interests, charges and rights of any third parties.

     Section 5. Representations, Warranties and Covenants of Shelby County. Shelby County hereby represents, warrants and covenants to Blue River as follows:

     (a) This Agreement and the consummation by Shelby County of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Shelby County, have been duly executed and delivered by an authorized officer of Shelby County and constitute a valid and binding obligation of Shelby County. Shelby County is an Indiana corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (b) As of the date of this Agreement, the authorized capital stock of Shelby County consists of 5,000,000 shares of common stock, no par value per share, 175,950 shares of which are issued and outstanding, which number of issued and outstanding shares is subject to increase to a total of 189,750 shares pursuant to the exercise of certain stock options granted to employees and directors of Shelby County. Shelby County has no other capital stock authorized and is under no obligation to and shall not authorize or issue any other shares of capital stock or any additional options or rights to acquire shares of common stock of Shelby County. Upon exercise in full of the Option, the Option Shares shall at all times represent not less than 24.80% of the outstanding shares of capital stock of Shelby County.

     (c) Shelby County has taken all necessary corporate and other action to authorize and reserve and to permit it to issue the Option Shares pursuant hereto. At all times from the date hereof until such time as the obligation to deliver the Option Shares hereunder terminates, Shelby County will have reserved for issuance upon exercise of the Option by Blue River sufficient shares of common stock of Shelby County, all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, shall be free and clear of all liens, claims, pledges, security interests, charges and rights of any third parties of any nature whatsoever and shall not have been issued in violation of any preemptive right of any of the shareholders of Shelby County.

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

     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with, result in acceleration or termination of or constitute a default under any term or provision of the Articles of Incorporation or By-Laws of Shelby County or of any agreement, note, bond, indenture, instrument, obligation, judgment, decree, order, law, rule or regulation binding upon or applicable to Shelby County or any of its subsidiaries or any of their respective properties or assets. If Blue River exercises the Option, whether in whole or in part, Shelby County shall immediately thereafter redeem the rights granted pursuant to the Rights Agreement (as defined in the Merger Agreement) at an aggregate cost not to exceed Twenty Thousand Dollars ($20,000).

     (e) Upon any exercise of the Option, whether in whole or in part, the Option Shares (i) shall be entitled to vote on all matters to come before the shareholders of Shelby County at any meeting thereof, (ii) shall be entitled to the same preferences, limitations and relative voting and other rights (including dividend and distribution rights) as possessed by all other holders of Shelby County Common Stock, and (iii) shall not be subject to any limitation or restriction not imposed on all other shareholders of Shelby County generally.

     (f) The representations and warranties of Shelby County contained herein are true, accurate and complete on and as of the date hereof, shall survive the execution of this Agreement and shall continue to be true, accurate and complete during the period that the Option may be exercised by Blue River. Shelby County shall comply with the covenants applicable to it contained herein from the date of this Agreement through and until such time as the Option terminates.

     Section 6. Representations and Warranties of Blue River. Blue River hereby represents and warrants to Shelby County as follows:

     (a) This Agreement and the consummation by Blue River of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of Blue River, have been duly executed and delivered by an authorized officer of Blue River and constitute a valid and binding obligation of Blue River. Blue River is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     (b) Blue River is purchasing the Option, and any shares of common stock of Shelby County issued upon exercise of the Option, for its own account and not with a view to the public distribution thereof and will not sell, assign or transfer any such shares of common stock issued to Blue River upon exercise of the Option except in compliance with all applicable laws and regulations and a legend to such effect shall be noted on the certificate or certificates representing the Option Shares issued upon exercise of the Option.

     (c) The representations and warranties of Blue River contained herein are true, accurate and complete on and as of the date hereof, shall survive the execution of this Agreement and shall

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

continue to be true, accurate and complete during the period that the Option may be exercised by Blue River.

     Section 7.     Certain Rights.
     ----------     ---------------

     (a) In the event that Blue River exercises the Option and desires to sell any of the Option Shares, and so requests in writing, Shelby County agrees to use its best efforts to assist Blue River in complying with all applicable federal laws relating to such sale and any applicable state securities laws (including, without limitation, providing Blue River with appropriate information relating to Shelby County to be included in any registration statement filed by Blue River), not later than thirty (30) days after Blue River requests such assistance, with respect to that number of the Option Shares beneficially owned by Blue River for which Blue River requests such assistance, unless, in the opinion of counsel to Shelby County addressed to Blue River, which opinion shall be in form and substance reasonably satisfactory to Blue River and its counsel, a registration statement is not required for the proposed sale or distribution of such Option Shares. All registration statements and all actions relating to compliance with federal and state law pursuant to this Section 7(a) shall be completed at Blue River's expense except for any fees and disbursements of counsel for Shelby County, which shall be paid by Shelby County.

     (b) In addition to the foregoing rights, if at any time Shelby County proposes to offer for sale for cash in an offering to the public any of its equity securities, Shelby County at such time will provide written notice to Blue River of its intention to do so. Upon written request of Blue River, given within fifteen (15) days after the providing of any such notice to Blue River by Shelby County (which request shall state the intended method of disposition of such shares), Shelby County shall cause that number of the Option Shares as to which Blue River identifies in such request to be included in Shelby County's registration statement in compliance with all applicable federal and state securities laws. Such Option Shares so identified by Blue River shall be included in Shelby County's registration statement proposed to be filed by Shelby County, unless, in the opinion of counsel to Shelby County addressed to Blue River, which opinion shall be in form and substance reasonably satisfactory to Blue River and its counsel, inclusion of such shares in such registration statement is not required for any proposed sale or distribution of such Option Shares by Blue River. All registration statements and all actions relating to compliance with federal and state law pursuant to this Section 7(b) shall be completed at Shelby County's expense except for any fees and disbursements of counsel for Blue River, which shall be paid by Blue River.

     Section 8. Adjustment Upon Changes in Capitalization. In the event of any changes in the capital stock of Shelby County by reason of any stock dividend, stock split, merger, recapitalization, combination, exchange of shares or otherwise, the number and kind of Option Shares subject to this Agreement and the Option and the purchase price per Option Share hereunder shall be appropriately adjusted so that the number of Option Shares subject to the Option following the occurrence of any of the foregoing events shall be equal to the same percentage of voting capital stock referenced in Section 5(b) hereof.

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     Section 9.      Right of Repurchase.
     ----------      --------------------

     (a) In the event that Blue River has purchased all of the Option Shares pursuant to this Agreement, and Blue River so requests in writing, Shelby County shall pay to Blue River an amount in cash equal to the highest price paid or to be paid by any entity, person or group referenced in Section 3 hereof for any share of Shelby County Common Stock (or the aggregate consideration paid for the assets of Shelby County divided by the number of shares of Shelby County Common Stock then outstanding), as the case may be, multiplied by the total number of Option Shares, plus interest at the rate of 8% per annum from the date of the purchase of the Option Shares through the repurchase contemplated hereby (the value of any such price or consideration other than cash to be determined, in the case of consideration with a readily-ascertainable market value, on the basis of such market value and, in the case of any other consideration, by Blue River in good faith).

     (b) In the event that (i) Blue River has purchased any of the Option Shares pursuant to this Agreement and (ii) the Merger Agreement has been duly executed and delivered but subsequently has been terminated in accordance with the terms thereof, then Shelby County shall have the right to purchase, and Blue River shall have the right to require Shelby County to purchase, for cash, all, but not less than all, of the Option Shares theretofore purchased by Blue River pursuant to this Agreement. If Shelby County exercises its right to purchase, or if Blue River exercises its right to require Shelby County to purchase, the Option Shares so held such party shall give written notice of its intention to so exercise its right to the other party within fifteen (15) days after the event giving rise to such right. The purchase price for each Option Share held by Blue River shall be a cash amount equal to the highest price paid or to be paid by any entity, person or group referenced in Section 3 hereof for any share of Shelby County Common Stock (or the aggregate consideration paid for the assets of Shelby County divided by the number of shares of Shelby County Common Stock then outstanding), as the case may be, multiplied by the total number of Option Shares, plus interest at the rate of 8% per annum from the date of the purchase of the Option Shares through the repurchase contemplated hereby (the value of any such price or consideration other than cash to be determined, in the case of consideration with a readily-ascertainable market value, on the basis of such market value and, in the case of any other consideration, by Blue River in good faith).

     (c) If any of the events specified in Section 3 hereof shall occur during the period in which Blue River is entitled to exercise the Option, Shelby County shall, upon Blue River's written request, pay to Blue River an amount in cash equal to the difference between the highest price paid or to be paid by any entity, person or group for any share of Shelby County Common Stock (or the aggregate consideration paid for the assets of Shelby County or the Bank divided by the number of shares of Shelby County Common Stock then outstanding) and the Purchase Price, multiplied by the total number of Option Shares (the value of any such price or consideration other than cash to be determined, in the case of consideration with a readily-attainable market value, on the basis of such market value and, in the case of any other consideration, by determination by Blue River in good faith). If Blue River exercises its rights under this Section 9(c), then the rights granted to Blue River under Sections 9(a) and 9(b) hereof shall terminate.

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     (d)     The closing of any of the transactions contemplated by this
Section 9 shall be made within ten (10) business days of any request made pursuant to this Section 9. Payment for the Option Shares shall be made by Shelby County to Blue River at the closing by delivery of cash or immediately available funds. Any closing pursuant to this Section 9 may be delayed to a date no later than ten (10) business days after the receipt of any applicable regulatory clearance, and Shelby County shall promptly file any notice or application for such clearance.

     Section 10. Injunction; Specific Performance. Each of the parties hereto hereby acknowledges that the other party will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breac h of any of its obligations under this Agreement. Accordingly, in the event of such a breach or of a threatened or attempted breach, in addition to all other remedies to which each party hereto is entitled to at law, each party shall be entitled to a temporary and permanent injunction (without the necessity of showing any actual damage) or a decree of specific performance of the provisions hereof, and no bond or other security shall be required in that connection. The remedies described in this Section 10 shall not be exhaustive and shall be in addition to all other remedies that either party may have at law, in equity or otherwise.

     Section 11.     Miscellaneous.
     -----------     --------------

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign this Agreement without the prior written consent of the other party.

     (b) This Agreement may be modified, amended or supplemented only by a written agreement executed by the parties hereto.

     (c) All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by certified United States mail (return receipt requested, first-class postage pre-paid) or by overnight express receipted delivery service (i) to Blue River, at 113 South Harrison Street, Shelbyville, Indiana 46176, attention: Robert C. Reed, President, and
(ii) to Shelby County, at 29 East Washington, Shelbyville, Indiana 46176, attention: James M. Robison, Chairman.

     (d) In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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     (f)     The headings in this Agreement have been inserted solely for convenience and ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without giving effect to the choice of law principles thereof.

     (h) This Agreement supersedes all other prior understandings, commitments, representations, negotiations or agreements, whether oral or written, between the parties hereto relating to the matters contemplated by this Agreement and constitutes the entire agreement between the parties hereto relating to the subject matter hereof.

     (i) The rule of construction to the effect at any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     (j) No waiver by any party hereto of any right or provision of this Agreement shall be effective unless the same shall be in writing and signed by the waiving party. The failure in one or more instances of any party to enforce any term or provision of this Agreement or to exercise any right or remedy shall not prohibit any subsequent enforcement or exercise thereof or constitute a waiver of any such term, provision, right or remedy. The waiver by any party hereto of a breach of or noncompliance with any term, covenant, restriction or provision of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any other or subsequent breach or noncompliance hereunder.





                           *          *          *

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     IN WITNESS WHEREOF, the undersigned have executed, entered into and delivered this Agreement as of the day and year first above written.


                         BLUE RIVER BANCSHARES, INC.



                    By: /s/ Robert C. Reed
                       --------------------------------
                         Robert C. Reed, President

ATTEST:

By: /s/ D. Warren Robison
   --------------------------------
     D. Warren Robison, Secretary


                         SHELBY COUNTY BANCORP



                    By: /s/ James M. Robison
                       --------------------------------
                              James M. Robison, Chairman

ATTEST:

By: /s/ David A. Carmony
   --------------------------------
     David A. Carmony, Secretary












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